VIA MAIL


July 7, 2003

                                                       Derrick Strickland P.Geo.
                                                       2-236 West 12th Ave.
                                                       Vancouver, B.C.
                                                       V5Y 1T8
                                                       604.773.0992
                                                       kimberlite@telus.net



Andrew Reid
Stellar Resources Ltd.
Suite 1 6075 South Eastem Avenue
Las Vegas Nevada
89119

Attention:    Mr. Andrew Reid
Re:           Stellar Resources Ltd. and Mr. Gal report.

Dear Mr. Reid

The report generated by Mr. Gal was based on a general literature review of public information readily available and should be treated as such.

Whereas, any future work conducted on Stellar Resources Ltd. properties will be based on direct fieldwork and results generated during exploration programs.


Sincerely,


/s/ Derrick Strickland

Derrick Strickland P.Geo.
Geologist, B.Sc., MBA

                                             (SEAL)
                                          PROFESSIONAL
                                            PROVINCE
                                               OF
                                        D.A. STRICKLAND
                                             #27879
                                        BRITISH COLUMBIA
                                          GEOSCIENTIST


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